Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

EMPLOYERS HOLDINGS, INC.

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ARTICLE I

STOCKHOLDERS
Section 1    Annual Meeting. The annual meeting of Employers Holdings, Inc. (the “Corporation”) shall be held at such date and time as shall be determined by the board of directors of the Corporation (the “Board of Directors”). The Board of Directors, by the affirmative vote of a majority of the Whole Board, may cancel, postpone or reschedule any previously scheduled annual meeting of stockholders at any time, before or after the notice for such meeting has been sent to the stockholders. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies or unfilled seats in previously authorized directorships.
Section 2    Special Meetings. Unless otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Chair of the Board of Directors, the Chief Executive Officer, the President, or a majority of the Whole Board. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of a majority of the Whole Board, the Chair of the Board of Directors, the Chief Executive Officer or the President.
Section 3    Place of Meeting. Every meeting of the stockholders, whether an annual or a special meeting, shall be held at the principal office of the Corporation or at such other place within or without the State of Nevada as may be selected by the Board of Directors.
Section 4    Notice of Meetings. Written notice of the place, date and time of any stockholders’ meeting, whether annual or special, and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote thereat, by mailing the same to the stockholder at the address of the stockholder that appears upon the records of the Corporation, not less than 10 nor more than 60 days prior to the date of such meeting. Any meeting of the stockholders may be adjourned from time to time by the presiding officer at the meeting to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of this Section 4 shall be given to each stockholder of record entitled to notice of and to vote at the meeting.
Section 5    Voting Power of Stockholders. Each stockholder entitled to vote at any meeting of the stockholders may vote either in person or by proxy filed with the Secretary of the Corporation (the “Secretary”) at or before such meeting. A stockholder may authorize another person or persons to act for such stockholder as proxy at any such meeting and in any manner permitted under applicable Nevada law. Unless a higher vote is required by applicable law, the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) or these Bylaws, if a quorum is present, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Subject to the rights of the holders of any series of preferred stock to elect directors in accordance with the terms thereof, if a quorum is present, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Notwithstanding the foregoing, nominees for director shall be elected by a plurality of the votes cast at any meeting of stockholders for which (a) the Secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees set forth in Section 10 of this Article I; and (b) such nomination has not been withdrawn by such nominating stockholder on or before the 14th day in advance of the date that the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission (the “SEC”), or the number of director nominees otherwise exceeds the number of directors to be elected at such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. With respect to the election of directors only, “abstentions” and “broker non-votes,” although counted for quorum purposes, shall not be included in the total number of votes cast or be counted as votes cast “for” or “against” the approval of the election of any nominee.
Section 6    Quorum. Unless otherwise required by applicable law, the rules of any applicable stock exchange on which the Corporation’s securities are listed, the Articles of Incorporation or these Bylaws, a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote, including the voting power that is represented in person or by proxy, regardless of whether any such proxy has authority to vote on all matters, shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders duly and properly called. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum of stockholders shall not be present or represented at any meeting of the stockholders, the presiding officer at the meeting shall have power to adjourn the meeting from time to time, in the manner provided in Section 4 of this Article I, until the requisite number of stockholders shall be present. At any subsequently reconvened meeting at which the requisite number of shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
Section 7    Adjourned Meeting; Notice. Unless these Bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of the original meeting given in accordance with applicable law. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present. If the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 8    Inspector of Election. At every meeting of the stockholders, the Chair of the Board or such person’s designee shall appoint at least one person who is neither an officer nor director of the Corporation as inspector to receive and canvass the votes given at the meeting, and certify the result to the Chair of the Board. At the next meeting of the Board of Directors, the Chair of the Board shall lay before the Board of Directors the results so certified, and thereupon such proceedings shall be had as the subject matter decided by the election or the vote may require.

Section 9    Record Date. The Board of Directors may fix in advance a date, which date shall be not be less than 10 nor more than 60 days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of, and to vote at, such meeting or the right to receive such dividend or distribution or the right to give such dissent.
If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of such meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to notice of, and to vote at, the adjourned meeting.
Section 10    Nature of Business at Meetings of Stockholders; Advance Notice Procedures.
(a)    Annual Meetings of Stockholders.
(i)    Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board of Directors or any committee thereof that has been formally delegated authority to nominate such persons or propose such business pursuant to a resolution adopted by a majority of the Whole Board; (3) as may be provided in the certificate of designation for any class or series of preferred stock; or (4) by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of the notice contemplated by Section 10(a)(ii) of this Article I; (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting; (C) is a stockholder of record at the time of the annual meeting; and (D) complies with the procedures set forth in this Section 10(a).
(ii)    For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (4) of Section 10(a)(i) of this Article I, the stockholder must have given timely notice in writing to the Secretary and any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation no earlier than 8:00 a.m., Pacific time, on the 120th day and no later than 5:00 p.m., Pacific time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders as first specified in the Corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent). However, if no annual meeting of stockholders was held in the preceding year, or if the date of the annual meeting for the current year has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, then to be timely such notice must be received by the Secretary at the principal executive offices of the Corporation no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., Pacific time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation. In no event will the adjournment, rescheduling, postponement or other delay of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 10(a)(ii) will also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation no later than 5:00 p.m., Pacific time, on the 10th day following the day on which such public announcement is first made. “Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, Section 14 or Section 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “1934 Act”) or by such other means as is reasonably designed to inform the public or stockholders of the Corporation in general of such information, including, without limitation, posting on the Corporation’s investor relations website.
(iii)    A stockholder’s notice to the Secretary must set forth:
(A)    as to each person whom the stockholder proposes to nominate for election as a director:
(1)    such person’s name, age, business address, residence address and principal occupation or employment;
(2)    the class and number of shares of the Corporation that are held of record or are beneficially owned by such person and any (i) Derivative Instruments (as defined below) held or beneficially owned by such person, including, without limitation, the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person with respect to the Corporation’s securities;
(3)    all information relating to such person that is required to be disclosed in connection with solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to Section 14 of the 1934 Act;
(4)    such person’s written consent (x) to being named as a nominee of such stockholder, (y) to being named in the Corporation’s form of proxy pursuant to Rule 14a-19 under the 1934 Act and (z) to serving as a director of the Corporation if elected;
(5)    any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the Corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”); and

(6)    a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder, beneficial owner, affiliate or associate were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant;
(B)    as to any other business that the stockholder proposes to bring before the annual meeting:
(1)    a brief description of the business desired to be brought before the annual meeting;
(2)    the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these Bylaws);
(3)    the reasons for conducting such business at the annual meeting;
(4)    any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and
(5)    all agreements, arrangements and understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other persons (including their names) in connection with the proposal of such business by such stockholder; and
(C)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(1)    the name and address of such stockholder (as they appear on the Corporation’s books), of such beneficial owner, and of their respective affiliates or associates or others acting in concert with them;
(2)    for each class or series, the number of shares of stock of the Corporation that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;
(3)    any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business;
(4)    any (i) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Corporation’s securities (any of the foregoing, a “Derivative Instrument”), including, without limitation, the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Corporation’s securities;
(5)    any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the Corporation;
(6)    any rights to dividends on the Corporation’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security;
(7)    any proportionate interest in the Corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;
(8)    any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the Corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;
(9)    all material information concerning any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;
(10)    any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);
(11)    any material pending or threatened legal proceeding in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant involving the Corporation or any of its officers, directors or affiliates;
(12)    any material relationship between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the Corporation or any of its officers, directors or affiliates, on the other hand;
(13)    a representation and undertaking that the stockholder is a holder of record of stock of the Corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such nomination or other business before the annual meeting;
(14)    a representation and undertaking as to whether such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee (which representation and undertaking must include a statement as to whether such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends to solicit the requisite percentage of the voting power of the Corporation’s stock under Rule 14a-19 of the 1934 Act); or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;
(15)    any other information relating to such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and
(16)    such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.
(iv)    In addition to the requirements of this Section 10, to be timely, a stockholder’s notice (and any additional information submitted to the Corporation in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof; and (2) to provide any additional information that the Corporation may reasonably request. Any such update and supplement or additional information (including, without limitation, if requested pursuant to Section 10(a)(iii)(C)(16) of this Article I) must be received by the Secretary at the principal executive offices of the Corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the Corporation; or (B) in the case of any other update or supplement of any information, not later than five business days after the record date for the annual meeting (in the case of any update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). No later than five business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election as a director will provide the Corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the Corporation with all information or notices required by Rule 14a-19), then the director nominees proposed by such stockholder shall be ineligible for election at the annual meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the Corporation and counted for the purposes of determining quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these Bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 10 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(b)    Special Meetings of Stockholders. Unless otherwise required by law, and subject to Section 2 of this Article I, special meetings of stockholders may be called only in accordance with the Articles of Incorporation and these Bylaws. Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the Corporation’s notice of meeting.
(c)    Other Requirements and Procedures.
(i)    To be eligible to be a nominee of any stockholder for election as a director of the Corporation, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 10 (a)(ii) of this Article I:
(A)    a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the nominating stockholder, which form will be provided by the Secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation;
(B)    a written representation and undertaking that, unless previously disclosed to the Corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;
(C)    a written representation and undertaking that, unless previously disclosed to the Corporation, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;
(D)    a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect); and
(E)    a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.

(ii)    At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the Secretary the information that is required to be set forth in a stockholder’s notice of nomination pertaining to such nominee.
(iii)    No person will be eligible to be nominated by a stockholder for election as a director of the Corporation, or to be seated as a director of the Corporation, unless nominated and elected in accordance with the procedures set forth in this Section 10. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 10.
(iv)    The chairperson of the applicable meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that other proposed business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.
(v)    Notwithstanding anything to the contrary in this Section 10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
(vi)    Without limiting this Section 10, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 10, it being understood that (1) any references in these Bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10; and (2) compliance with clause (4) of Section 10(a)(i) of this Article I are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 10(c)(vii) of this Article I).
(vii)    Notwithstanding anything to the contrary in this Section 10, the notice requirements set forth in these Bylaws with respect to the proposal of any business pursuant to this Section 10 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the 1934 Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these Bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or any other business proposal.
Section 11    Conduct of Business. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The chairperson of any meeting of stockholders shall be designated by the Board of Directors; in the absence of such designation, the Chair of the Board, if any, or the Chief

Executive Officer (in the absence of the Chair of the Board) or the President (in the absence of the Chair of the Board and the Chief Executive Officer), or in their absence any other executive officer of the Corporation, shall serve as chairperson of the stockholder meeting.
Section 12    No Stockholder Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action without a meeting is hereby specifically denied.

ARTICLE II

DIRECTORS
Section 1    Powers. The Board of Directors shall manage and control the business and affairs of the Corporation, except as may otherwise be provided under applicable Nevada law or the Articles of Incorporation.
Section 2    Place of Meetings. Meetings of the Board of Directors, whether annual or special, may be held within or without the State of Nevada.
Section 3    Annual Meetings. Unless otherwise determined by the Chair of the Board and noticed to the Board of Directors, the Board of Directors shall meet each year immediately after the annual meeting of the stockholders, at the same place as the meeting of the stockholders for the purpose of organization, election of officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.
Section 4    Other Meetings. Other regular meetings may be held at such times as may be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chair of the Board or the President and Chief Executive Officer and shall be called by the Secretary on the written request of a majority of the Whole Board, provided that the person(s) authorized to call a special meeting of the Board of Directors may authorize another person or persons to send notice of such meeting. Notice of special meetings setting forth the time and place of such meeting shall be given to each director then in office through the following means: personally or telephonically, by electronic mail, facsimile or by other means of written communication, in each case at least 24 hours before the meeting. Notice of a meeting need not be given to any director who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice.
Section 5    Voting. Any action required to be taken shall be authorized by a majority of the directors present at any meeting at which a quorum is present.
Section 6    Quorum. At all meetings of the Board of Directors, a majority of the Whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, but if, at any meeting, less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time.
Section 7    Chair of the Board. The Chair of the Board shall be a director and shall preside at all meetings of the Board of Directors and of the stockholders at which the Chair of the Board shall be present. The Chair of the Board, or the Board of Directors, shall designate a director or officer to preside at any such meeting where the Chair of the Board is absent. The Chair of the Board shall have such other duties as the Board of Directors shall determine from time to time.

Section 8    Compensation of Directors. Members of the Board of Directors who are not salaried officers of the Corporation shall receive such compensation as shall be fixed from time to time by resolution of the Board of Directors; and, in addition, the directors who are not salaried officers of the Corporation shall be entitled to reimbursement of the expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Corporation, or in connection with the business of the Corporation or their duties as directors generally.
Section 9    Resignation of Directors. Any director may resign at any time upon written notice or electronic transmission to the Corporation. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chair of the Board, the President and Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.
Section 10    Removal; Vacancies. Any director or one or more of the incumbent directors may be removed from office by vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock of the Corporation entitled to vote.
All vacancies on the Board of Directors, including those caused by an increase in the number of directors, shall be filled in the manner provided in the Articles of Incorporation.
Section 11    Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or members of such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Such resolutions and the written consents thereto by the Board or committee members shall be filed with the minutes of the proceedings of the Board or such committee as the case may be.
Section 12    Committees. The Board of Directors may designate one or more committees and may delegate any of its powers to such committee. Each committee shall consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange on which the securities of the Corporation are listed for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange on which the securities of the Corporation are listed for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Unless otherwise provided in the Articles of Incorporation, these Bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Any committee or subcommittee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority of the Board of Directors in reference to (i) adopting a plan of merger, consolidation or exchange under Sections 92A.005 to 92A.280, inclusive, of the Nevada Revised Statutes (the “NRS”), (ii) approving the sale, lease or exchange of all of the Corporation’s property and assets under Section 78.565 of the NRS, (iii) amending the Articles of Incorporation of the Corporation, (iv) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) declaring a dividend. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article II, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling. Except as otherwise provided in this Section 12, the meetings and proceedings of any committee shall be governed by the provisions of these Bylaws regulating the meetings and proceedings of the Board of Directors, so far as the same are applicable and are not superseded by directions imposed by the Board of Directors.
Section 13    Participation by Telephone. Any one or more members of the Board of Directors or members of any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III

OFFICERS
Section 1    Officers. The Board of Directors shall select and appoint the Chair of the Board, the President and Chief Executive Officer, the Treasurer, the Secretary and any other officers as it deems advisable from time to time. The Board of Directors shall vote on the appointment of any and all such officers at the regular meeting of the Board held after each annual meeting of the stockholders. Each officer shall have such authority and perform such duties as may be prescribed from time to time by the Board of Directors, or, in the event of its failure so to prescribe, by the President and Chief Executive Officer. The Chair of the Board shall be chosen from among the directors and other officers may, but need not, be directors. One person may hold more than one office, except that no one person shall hold simultaneously (i) the offices of (A) President and Chief Executive Officer and (B) Secretary; or (ii) the offices of (A) Chair of the Board and (B) Secretary.
Section 2    President and Chief Executive Officer. The President and Chief Executive Officer shall, subject only to the direction and control of the Board of Directors, have responsibility for the general management of the business affairs and property of the Corporation, and of its several officers, and shall have such duties and responsibilities and shall report to such persons as the Board of Directors shall determine from time to time.
Section 3    Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and its committees and the minutes of all meetings of the Corporation in books provided for that purpose, and the Secretary shall attend to the giving or serving of all notices of the Corporation. The Secretary may sign, either with the Chief Executive Officer, the President or a Vice President, or individually as otherwise authorized by the Board of Directors or by any committee of the Board of Directors, in the name of the Corporation, all contracts authorized by the Board of Directors or by any committee of the Board of Directors, and, when so ordered by the Board of Directors or such committee, the Secretary shall affix the seal of the Corporation thereto. The Secretary shall have charge of such books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of any director, upon request at the office of the Corporation during business hours; and shall in general perform all the duties incident to the office of the Secretary, subject to the control of the Board of Directors, the Chair of the Board, and the President and Chief Executive Officer.

Section 4    Treasurer. The Treasurer shall keep the financial accounts of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation. The Treasurer shall disburse the funds of the Corporation as may be designated by the Board of Directors and shall render to the Board of Directors and the President and Chief Executive Officer whenever they may require it, an account of such person’s transactions as Treasurer and of the financial condition of the Corporation.
Section 5    Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as may from time to time be determined, or pursuant to authority granted, by the Board of Directors.
Section 6    Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Whole Board. The removal of an officer shall be without prejudice to such person’s contract rights, if any. Election or appointment of an officer shall not of itself create contract rights.
Section 7    Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing or submitted by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.
Section 8    Filling of Vacancies. A vacancy in any office shall be filled by, or pursuant to authority granted by, the Board of Directors.
ARTICLE IV

MISCELLANEOUS PROVISIONS
Section 1    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and terminate on the 31st day of December in each year.
Section 2    Contracts, Checks, Drafts. The Board of Directors may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation to enter into any contract or execute or deliver any instrument. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be designated from time to time by resolution of the Board of Directors.
Section 3    Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors, the Chair of the Board, or the President and Chief Executive Officer, may authorize for that purpose.
Section 4    Manner of Giving Notice. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid, subject to any prior periods called for herein. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless device, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the intended recipient. Any stockholder of the Corporation, director, officer, or Board committee member may waive any notice required to be given under these Bylaws. Whenever in the Articles of Incorporation or these Bylaws notice is required or permitted to be given by mail, the affidavit or other sworn certificate of the person who mailed such notice, filed with the Secretary, shall constitute conclusive evidence that such notice has been given and mailed.
Section 5    Construction. These Bylaws are to be construed to be consistent with applicable law, and if such construction is not possible then the invalidity of a Bylaw or a portion thereof shall not affect the validity of the remainder of these Bylaws, which shall remain in full force and effect.
Section 6    Certificate of Stock. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Nevada law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by at least two of the Chair of the Board, President, Chief Executive Officer, Treasurer or Secretary. Any or all of the signatures on the certificate may be a facsimile.
Section 7    Transfers of Stock. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.
Section 8    Representation of Shares of Other Entities. The Chair of the Board, the Chief Executive Officer, the President, the Treasurer or the Secretary, or any other person authorized by the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President, the Treasurer or the Secretary, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other entity or entities standing in the name of the Corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE V

INDEMNIFICATION OF OFFICERS AND DIRECTORS
AGAINST LIABILITIES AND EXPENSES
Section 1    Definitions. For the purposes of this Article V, “Indemnitee” means any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic company, partnership, joint venture, trust or other enterprise, or was a director or officer of a foreign or domestic company which was a predecessor company of the Corporation or of another enterprise at the request of the predecessor company. For the purposes of this Article V, “proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” include, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(b) of this Article V.
Section 2    Indemnification in Actions by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that the person is or was an Indemnitee against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, to the fullest extent permitted or authorized by applicable law, if that person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or that the person had reasonable cause to believe that the person’s conduct was unlawful.
Section 3    Indemnification in Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an Indemnitee against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action, to the fullest extent permitted or authorized by applicable law, if the person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification shall be made under this Section 3 for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 4    Mandatory Indemnification . To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or in defense of any claim, issue or matter therein, then the director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.
Section 5    Required Determinations. Except as provided in Section 4 or Section 6 of this Article V, any indemnification under this Article V shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Section 2 or Section 3 of this Article V by:
(a)    A majority vote of a quorum consisting of directors who are not parties of such proceeding;
(b)    The court in which the proceeding is or was pending upon application made by the Corporation or such Indemnitee or the attorney or other person rendering services in connection with the defense, whether or not the application by the Indemnitee, attorney or other person is opposed by the Corporation;
(c)    The stockholders;

(d)    Independent legal counsel in a written opinion, if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or
(e)    Independent legal counsel in a written opinion, if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.
Section 6    Advance of Expenses. Expenses of Indemnitees incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the applicable Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that such Indemnitee is not entitled to be indemnified by the Corporation. This provision does not affect any rights to advancement of expenses to which Corporation personnel other than directors may be entitled under contract or otherwise by law.
Section 7    Other Indemnification. The indemnification authorized by this Article V shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the Corporation and its stockholders while acting in the capacity of a director or officer of the Corporation to the extent the additional rights to indemnification are authorized in Sections 78.138, 78.7502, and 78.751 of the NRS or any other applicable law. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the Corporation but not involving breach of duty to the Corporation and its stockholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of the stockholders or disinterested directors, or otherwise to the extent the additional rights to indemnification are authorized in the Articles of Incorporation. An article provision authorizing the indemnification in excess of that permitted by Chapter 78 of the NRS or to the fullest extent permissible under Nevada law or the substantial equivalent thereof shall be construed to be a provision for additional indemnification for breach of duty to the Corporation and its stockholders. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer or other person indemnified hereunder, and shall inure to the benefit of the heirs, executors, and administrators of such person. Nothing contained in this Article V shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.
Section 8    Forms of Indemnification Not Permitted. No indemnification or advance shall be made under this Article V, except as provided in Section 4 or Section 5(b) of this Article V, in circumstances where it appears:
(a)    That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification;
(b)    That it would be inconsistent with any condition expressly imposed by a court in approving a settlement; or
(c)    That the claim for indemnification or advance is in connection with a proceeding (or part thereof) commenced by the person to be indemnified or to whom expenses are to be advanced, except if, and only if, the commencement of such proceeding (or part thereof) by the person was authorized by the Board of Directors.
Section 9    Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Corporation against any liability asserted against or incurred by the agent in that capacity or arising out of such person’s status as such whether or not the Corporation would have the power to indemnify such person against that liability under the provisions of this Article V.
Section 10    Amendment to Applicable Law. The Corporation may also indemnify its directors, officers, employees and agents under other or additional circumstances and in other or additional amounts in accordance with amendments to the NRS as enacted from time to time.
Section 11    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article V to directors and officers of the Corporation.
Section 12    Amendment, Modification and Repeal. Any amendment, modification or repeal of the foregoing provisions of this Article V, or of the applicable provisions of the NRS, shall not adversely affect any right or protection hereunder of any person entitled to indemnification under Section 2, Section 3, Section 4 or Section 6 of this Article V in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE VI

AMENDMENTS
The Board of Directors shall have the power to adopt, amend or repeal these Bylaws by the affirmative action of a majority of the Whole Board. These Bylaws may be adopted, amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at any annual meeting of the stockholders or at any special meeting of the stockholders if, in each case, notice of such proposed adoption, amendment or repeal is contained in the notice of such special meeting.
ARTICLE VII

FORUM FOR ADJUDICATION OF DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum, the state courts of the State of Nevada (or, if the state courts of the State of Nevada do not have jurisdiction, then the federal district court for the District of Nevada) shall be the exclusive forum for any concurrent jurisdiction action (as defined in the NRS) or any litigation relating to the internal affairs of the Corporation, including (without limitation):
(a)    Any derivative action brought on behalf of the Corporation;
(b)    Any action asserting a claim for breach of fiduciary duty to the Corporation or its stockholders by any current or former officer, director, employee or agent of the Corporation; or
(c)    Any action against the Corporation or any current or former officer, director, employee or agent of the Corporation arising pursuant to any provision of Chapters 78 or 92A of the NRS, the Articles of Incorporation or these Bylaws.
Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.